Exhibit 99.2


                                                                  EXECUTION COPY

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                              CPI VOTING AGREEMENT

                                 by and between

                          CPI DEVELOPMENT CORPORATION,

                                   ARMKEL, LLC

                                       and

                      MCC ACQUISITION HOLDINGS CORPORATION


                               Dated: May 7, 2001



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
                              CPI VOTING AGREEMENT


     This CPI Voting Agreement is made and entered into as of May 7, 2001 this ("Agreement"), by and among MCC Acquisition Holdings Corporation, a Delaware corporation ("Buyer"), Armkel, LLC, a Delaware limited liability company ("Assets Buyer") and CPI Development Corporation, a Delaware corporation ("CPI") (each, a "Party" and, collectively, the "Parties").

                                    RECITALS

     WHEREAS, concurrently with the execution and delivery of this Agreement, Carter-Wallace Inc., a Delaware corporation (the "Company"), CPI, Buyer, MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer ("Company Merger Sub"), and MCC Acquisition Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer ("CPI Merger Sub"), have executed and delivered an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of CPI Merger Sub with and into CPI (the "CPI Merger") and the merger of Company Merger Sub with and into the Company (the "Company Merger") which Merger Agreement has been unanimously approved by the Boards of Directors of the Company, Buyer, Company Merger Sub and CPI Merger Sub;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Assets Buyer have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset Purchase Agreement"), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Assets Buyer of all of the Company's and its affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement; such sales, transfers, assignments, purchases, acceptances, and assumptions collectively, the "Assets Purchase") which Asset Purchase Agreement has been unanimously approved by the Board of Directors of the Company and the Assets Buyer;

     WHEREAS, CPI is the record owner of 11,754,000 shares of Common Stock, par value $1.00 per share, of the Company (each a "Common Share"), and 11,754,000 shares of Class B Common Stock, par value $1.00 per share, of the Company (each a "Class B Common Share"); and

     WHEREAS, as a condition to entering into the Merger Agreement and the Asset Purchase Agreement, Buyer and Assets Buyer have required that CPI agree, and, in order to induce Assets Buyer, Buyer, Company Merger Sub and CPI Merger Sub to enter into the Merger Agreement and the Asset Purchase Agreement, CPI has agreed to enter into this Agreement relating to the voting of the Company Shares in connection with the Company Merger and the Assets Purchase.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

     1. Certain Definitions. Except as specified herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Merger Agreement as originally executed and delivered. If any definitions in the Merger Agreement have been amended, such amendment shall only be given effect for purposes of this agreement if and only if a corresponding change has been made to the Asset Purchase Agreement.

     2. Agreement to Vote

     (a) Voting. CPI hereby agrees to vote (or cause to be voted), 11,750,000 Common Shares and 11,750,000 Class B Common Shares (collectively, the "Company Shares") owned by CPI (and any and all securities issued or issuable in respect thereof), at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof:

          (i) in favor of the approval of the Company Merger and the other transactions contemplated by the Merger Agreement (including the transactions pursuant to the Asset Purchase Agreement) and in favor of the approval and adoption of the Merger Agreement, and all actions required in furtherance thereof;

          (ii) in favor of the approval of the Assets Purchase and the other transactions contemplated by the Asset Purchase Agreement and all actions required in furtherance thereof;

          (iii) against any Acquisition Proposal (other than (A) the Company Merger and the Assets Purchase, (B) any Substitute Merger Agreement (as defined in the Asset Purchase Agreement) and the transactions contemplated thereby (the "Substitute Merger") and (C) any Substitute APA and the transactions contemplated thereby (the "Substitute Asset Purchase"); and

          (iv) against any amendment of the Company's Certificate of Incorporation or Bylaws which amendment would in any manner prevent or materially impede, interfere with or delay the Company Merger, the Merger Agreement, the Assets Purchase, the Asset Purchase Agreement, or any of the transactions contemplated thereby;

     (b) Intentionally Omitted.

     3. Grant of Irrevocable Proxy.

     (a) Proxy. CPI hereby irrevocably grants to and appoints Buyer and Assets Buyer (and each officer of Buyer and Assets Buyer designated by Buyer and Assets Buyer respectively), CPI's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of CPI, to vote at a meeting of stockholders (or cause to be voted) all of the Company Shares owned by CPI
(and any and all securities issued or issuable in respect thereof), or as to which CPI has voting control, solely with respect to the matters set forth below, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof:


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


          (i) in favor of the approval of the Company Merger and the other transactions contemplated by the Merger Agreement (including the transactions pursuant to the Asset Purchase Agreement) and in favor of the approval and adoption of the Merger Agreement, and all actions required in furtherance thereof;

          (ii) in favor of the approval of the Assets Purchase and the other transactions contemplated by the Asset Purchase Agreement and all actions required in furtherance thereof;

          (iii) against any Acquisition Proposal (other than (A) the Company Merger and the Assets Purchase, (B) any Substitute Merger Agreement (as defined in the Asset Purchase Agreement) and any Substitute Merger) and (C) any Substitute APA and any Substitute Asset Purchase); and

          (iv) against any amendment of the Company's Certificate of Incorporation or Bylaws which amendment would in any manner prevent or materially impede, interfere with or delay the Company Merger, the Merger Agreement, the Assets Purchase, the Asset Purchase Agreement or any of the transactions contemplated thereby;

     (b) Duration CPI hereby affirms that the irrevocable proxy granted to Buyer set forth in this Section 3 will be valid until (but not beyond) the earlier of the Termination Time or the Healthcare Termination Time (as defined in Section 8(b)) and is given to secure the performance of the obligations of CPI under this Agreement. CPI hereby affirms that the irrevocable proxy granted to Assets Buyer set forth in this Section 3 will be valid until (but not beyond) the earlier of the Termination Time or the Consumer Termination Time (as defined in Section 8(b)) and is given to secure the performance of the obligations of CPI under this Agreement. CPI hereby revokes any proxy previously granted by it with respect to its Company Shares and further affirms that each proxy hereby granted shall, until (but not beyond) the requisite times set forth in the preceding two sentences, be irrevocable and shall be deemed coupled with an interest, in accordance with the Delaware General Corporation Law (the "DGCL").

     4. Restrictions on Transfer; No Conversion; No Solicitation.

     (a) Except as provided in this Agreement, CPI shall not sell, transfer, assign, pledge, or otherwise dispose of, or enter into any contract, option or other agreement with respect to the sale, transfer, assignment or other disposition of the Company Shares now owned beneficially or of record or hereafter acquired by CPI (or any interest contained therein) at any time prior to the Termination Time. CPI shall not, prior to the Termination Time, convert any Company Shares that are Class B Common Stock into Common Stock.

     (b) CPI shall and shall cause its officers and directors to comply with the provisions of Section 6.2 of the Merger Agreement and Section 8.11 of the Asset Purchase Agreement (without giving effect to the proviso (except in the case of any officer or director of CPI who is an officer or director of the Company) in the first sentence of each such Section).


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


     5.  Additional  Shares.  Without  limiting  the  provisions  of the  Merger
Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Company Shares or (ii) CPI becomes the record owner of any additional shares of Company Shares or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by CPI immediately following the effectiveness of the events described in clause (i) or CPI becoming the record owner thereof, as described in clause (ii), as though they were Company Shares hereunder. CPI hereby agrees to promptly notify (x) until the Healthcare Termination Time, the Buyer and (y) until the Consumer Termination Time, the Assets Buyer of the number of any new shares of Company Shares or other voting securities of the Company acquired by CPI, if any, after the date hereof and prior to the Termination Time.

     6. Dividends. CPI shall retain record and beneficial ownership of all Company Shares and be entitled to receive all cash dividends paid by the Company with respect to the Company Shares during the term of this Agreement.

     7. Representations and Warranties.

     (a) Organization and Due Authority. Each Party hereby represents and warrants to the other Party that (i) such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and (ii) such Party has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     (b) Binding Agreement. Each Party hereby represents and warrants to the other Party that (i) the execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Party and (ii) this Agreement has been duly executed and delivered by such Party and is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

     (c) Noncontravention. Each Party hereby severally and not jointly represents and warrant to the other Party that neither the execution and delivery of this Agreement by such Party nor the consummation by such Party of the transactions contemplated hereby will (i) conflict with any provision of such Party's Certificate of Incorporation or Bylaws or similar organizational documents, (ii) violate or result in a breach of any material contract to which such Party is a party or (iii) violate any law to which such Party is subject.

     (d) Ownership of Company Shares. Except to the extent that the stockholders of CPI (and their beneficiaries) are deemed to beneficially own the Company Shares, CPI is the record and beneficial owner of the Company Shares, free and clear of any and all liens, options or restrictions on the right to vote or grant a consent with respect to such Company Shares, except for such liens and restrictions arising under this Agreement or as set forth in the CPI Disclosure Letter. CPI shall notify any existing pledgee of Company Shares of this Agreement.


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


     CPI has the exclusive power to vote the Company Shares, except as provided in this Agreement. The Company Shares represent all the shares of capital stock of the Company owned of record and beneficially by CPI.

     8. General Provisions.

     (a) Specific Performance. The Parties agree that a violation, breach or threatened breach by any other Party of any term of this Agreement would cause irreparable injury for which an adequate remedy at law is not available. Therefore, the Parties agree that each Party shall have the right of specific performance and, accordingly, shall be entitled to an injunction, restraining order or other form of equitable relief, in addition to any and all other rights and remedies at law or in equity, restraining any other Party from committing any breach or threatened breach of, or otherwise specifically to enforce, any provision of this Agreement and all such rights will be cumulative. The Parties further agree that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     (b) Termination.

     (i) This Agreement shall terminate in its entirety, and no Party shall have any rights or obligations hereunder, upon the earliest of (x) the Company Merger Effective Time, (y) the termination of both the Merger Agreement and the Asset Purchase Agreement pursuant to their respective terms, and (z) the time (if any) the aggregate number of Common Shares and Class B Common Shares, taken collectively, with respect to which appraisal rights have been exercised and properly perfected in accordance with Section 262 of the DGCL exceeds 30% of the aggregate number of Common Shares and Class B Common Shares outstanding immediately prior to the taking of the vote of the stockholders of the Company with respect to the Company Merger. The date and time at which this Agreement is terminated in accordance with this Section 8(b)(i) is referred to herein as the "Termination Time".

     (ii) This Agreement shall terminate with respect to Buyer (but not with respect to Assets Buyer), and Buyer shall have no further rights or obligations hereunder, upon the earlier of (x) the Company Merger Effective Time and (y) the termination of the Merger Agreement pursuant to its terms. The date and time at which this Agreement is terminated in accordance with this Section 8(b)(ii) is referred to herein as the "Healthcare Termination Time".


     (iii) This Agreement shall terminate with respect to Assets Buyer (but not with respect to Buyer), and Assets Buyer shall have no further rights or obligations hereunder, upon the earlier to occur of (x) the consummation of the Assets Purchase and (y) termination of the Asset Purchase Agreement pursuant to its terms. The date and time at which this Agreement is terminated in accordance with this Section 8(b)(iii) is referred to herein as the "Consumer Termination Time".

     (iv) Notwithstanding the foregoing, no termination of this Agreement (including any termination with regard to the Assets Buyer or the Buyer) shall relieve any Party for a breach of this Agreement.


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


     (c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service, if served personally, (ii) upon confirmation of receipt, if transmitted by telecopy, electronic or digital transmission method, (iii) on the first business day after it is sent, if sent for next day delivery by recognized overnight delivery service (e.g., Federal Express), and (iv) on the third day after it is sent, if sent by first class mail, registered or certified, postage prepaid and return receipt requested. In each case, notice shall be sent to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

     If to CPI, addressed to:

          CPI Development Corporation
          1345 Avenue of the Americas
          42nd Floor
          New York, NY 10105
          Attention: Marshall M. Green
          Telecopy: 212-339-5236

     With copies to:

          Latham & Watkins
          885 Third Avenue
          New York, NY 10022
          Attention:  Charles M. Nathan, Esq.
          Telecopy: (212) 751-4864

     If to Buyer, addressed to:

          MCC Acquisition Holdings Corporation
          51 JFK Parkway
          1st Floor West
          Short Hills, NJ 07078
          Attention: Anthony H. Wild
          Telecopy: (973) 218-2704

     With a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, NY 10017
          Attention: William E. Curbow, Esq.
          Telecopy: (212) 455-2502


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


     If to Assets Buyer, addressed to:

          Armkel, LLC
          c/o Kelso & Company
          320 Park Avenue, 24th Floor
          New York, NY 10022
          Attention: James J. Connors, II, Esq.
          Telecopy: (212) 223-2379

     With copies to:

          Gibson, Dunn & Crutcher LLP
          4 Park Plaza
          Irvine, CA 92614
          Attention: Ronald Beard
                     Steven P. Buffone
                     Barbara L. Becker
          Telecopy: (949) 475-4730

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, NY 10036
          Attention: Lou Kling
                     Eileen T. Nugent
          Telecopy: (212) 735-2000

Notice of change of address shall be effective only when done in accordance with this Section 8(c).

     (d) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against any Party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective Parties. For all purposes of this Agreement, words stated in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include each other gender, as the context may require or allow. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (and not to any particular provision of this Agreement). The word "or" shall not be exclusive.

     (e) Entire Agreement. This Agreement, the Asset Purchase Agreement and the Merger Agreement constitute the entire agreement of the Parties, as applicable with respect to the subject matter hereof and thereof and supersede all prior agreements or understandings, both written and oral, with respect to such subject matter. No Party has made any representation or


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


warranty or given any covenant to another Party except as set forth in this Agreement and in the Merger Agreement.

     (f) Assignment; Successors and Assigns. Each Party agrees that it will not assign, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, any right or obligation under this Agreement without the prior written consent of the other Party. Any purported assignment, transfer, delegation or disposition in violation of this Section 8(f) shall be null and void ab initio. Subject to the foregoing limits on assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any Person not a party to this Agreement.

     (g) Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed within such State, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(c) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY
RIGHT  SUCH  PARTY  MAY HAVE TO A TRIAL  BY JURY IN  RESPECT  OF ANY  LITIGATION
DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATES IN THIS SECTION 8(g).


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


     (h) Severability. It is the intention of the Parties that the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as the may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     (i) Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Agreement may be executed by fax with the same binding effect as original ink signatures.

     (j) Amendments, Waivers, Etc. This Agreement may not be amended, supplemented or otherwise modified, except upon the execution and delivery of a written agreement by the Parties, provided that if this Agreement terminates with regard to any Party pursuant to Section 8(b) but remains in effect with respect to the other Parties hereto, the consent of the terminated Party shall not be required for any amendment, supplement or modification. By an instrument in writing, the Parties may waive compliance by another Party with any provision of this Agreement; provided, however, that any such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure or with respect to a Party that has not executed and delivered any such waiver. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity.


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


     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        MCC ACQUISITION HOLDINGS CORPORATION


                                        By:  /s:/ ______________________________
                                             Name:
                                             Title:



                                        ARMKEL, LLC

                                        By:  Church & Dwight Co., Inc.


                                             By:  /s:/ Robert A. Davies, III
                                                  -----------------------------
                                                  Name: Robert A. Davies, III
                                                  Title: Chief Executive Officer


                                        By:  Kelso & Companies, Inc.,
                                             its general partner


                                             By:  /s:/ James J. Conners, II
                                                  -----------------------------
                                                  Name:  James J. Conners, II
                                                  Title: V.P. & General Counsel


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


                                        CPI DEVELOPMENT CORPORATION


                                        By:  /s:/ ______________________________
                                             Name:
                                             Title:


                                       11